SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON  D.C.  20549


                               FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933


                        SMT HEALTH SERVICES INC.
       Delaware                                    25-1672183
       (State or jurisdiction of                (I.R.S. Employer
       Incorporation or organization)          Identification No.)


                          10521 Perry Highway
                        Wexford, Pennsylvania  15090
                  (Address of principal executive offices)



                        SMT HEALTH SERVICES INC.
                     1996 EMPLOYEE STOCK OPTION PLAN
                        (Full title of the plan)


                 David A. Zynn, Chief Financial Officer
                        SMT Health Services Inc.
                          10521 Perry Highway
                       Wexford, Pennsylvania  15090
                   (Name and address of agent for service)
                             412-933-3300
                 (Telephone number of agent for service)



                       Copies of communications to:
                          Ronald Basso, Esquire
               Buchanan Ingersoll Professional Corporation
                            One Oxford Centre
                       301 Grant Street, 20th Floor
                        Pittsburgh, PA  15219-1410
                             412-562-3943




                     CALCULATION OF REGISTRATION FEE


Title of Securities   Amount To Be   Proposed     Proposed       Amount of
To Be Registered(1)   Registered     Maximum      Maximum        Registration
                                     Offering     Aggregate      Fee
                                     Price Per    Offering
                                     Share        Price


Common Stock (par
value $.01
per share)            267,500        $6.425 (1)   $1,718,750 (1)  $521 (1)


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h) such price is the price at which the options with respect to such shares may be exercised.



PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the SMT Health Services Inc. 1996 Employee Stock Option Plan (the "Plan"). SMT Health Services Inc. (the "Corporation" or the "Registrant") is incorporated in the State of Delaware.

Item 3. Incorporation of Documents by Reference

     The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which re-registers all securities then remaining unsold from the date of filing of such documents:

     (a) The latest annual report of the Corporation filed pursuant to Section 13(a) or 15(d) under the Securities Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Common Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Corporation's Certificate of Incorporation provides, in part, that the Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

     The DGCL permits Delaware corporations to indemnify their directors and officers against all reasonable expenses incurred in the defense of any lawsuit to which they are made parties by reason of being directors or officers, in cases of successful defense, and against such expenses in other cases, subject to specified conditions and exclusions. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

     Pursuant to the DGCL, the Corporation's Certificate of Incorporation contains a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of, or failure to perform, any duty resulting solely from his status as a director, except with respect to (a) willful failure to deal fairly with the corporation or its stockholders where a director has a material conflict of interest, (b) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful, (c) a transaction yielding an improper personal profit, and (d) willful misconduct. The foregoing limitation of a director's personal liability also is inapplicable to situations wherein a director has voted for or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     The Corporation has purchased and maintains directors and officers' liability insurance for directors and officers of the Corporation.

Item 7.   Exemption from Registration Claimed

          Not Applicable.

Item 8.   Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

          Exhibit No.                               Reference

4.01      Certificate of Incorporation of the. . . .Exhibit 3.1 of the
          Corporation, as amended                   Corporation's Registration
                                                    Statement on Form S-1
                                                    (Registration No. 33-
                                                    44329) is incorporated
                                                    herein by reference.

4.02      By-laws of the Corporation . . . . . . . .Exhibit 3.2 of the
                                                    Corporation's Registration
                                                    Statement on Form S-1
                                                    (Registration No. 33-
                                                    44329) is incorporated
                                                    herein by reference.

5.01      Opinion of Buchanan Ingersoll. . . . . . .Filed herewith.
          Professional Corporation as to
          the legality of the securities being
          registered

23.01     Independent Auditors Consent. . . . . . . Filed herewith.

23.02     Consent of Buchanan Ingersoll. . . . . . .Contained in opinion filed
          Professional Corporation                  as Exhibit 5.01.

24.01     Power of Attorney (included on . . . . . .Filed herewith.
          page 6)




Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Wexford, Commonwealth of Pennsylvania, on the 23rd day of April, 1997.


                                   SMT HEALTH SERVICES INC.
                                   (Registrant)


                                   By: ____/s/ Jeff D. Bergman___________
                                         Jeff D. Bergman, Chairman, Chief
                                         Executive Officer and President



                                   POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jeff D. Bergman, Daniel Dickman and David A. Zynn, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, please and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                   Title                      Date

__/s/ Jeff D. Bergman____   Chairman, Chief Executive     April 23, 1997
   Jeff D. Bergman           Officer and President


__/s/ David A. Zynn______   Chief Financial Officer       April 23, 1997
   David A. Zynn           and Chief Accounting Officer

__/s/ Daniel Dickman_____   Executive Vice President      April 23, 1997
   Daniel Dickman            and Director

__/s/ Alan Novich________   Director                      April 23, 1997
   Alan Novich

__/s/ Gerlad Cohn________   Director                      April 23, 1997
   Gerald Cohn

__/s/ David J. Malone____   Director                      April 23, 1997
   David J. Malone




                              EXHIBIT INDEX


 Exhibit No.                              Sequential Page Number or Reference

 4.01   Certificate of Incorporated . . . Exhibit 3.1 of the Corporation's
        of the Corporation as             Registration Statement on Form S-1
        amended                           (Registration No. 33-44329) is
                                          incorporated herein by reference.

 4.02   By-laws of the Corporation. . . . Exhibit 3.2 of the Corporation's
                                          Registration Statement on Form S-1
                                          (Registration No. 33-44329) is
                                          incorporated herein by reference.

 5.01   Opinion of Buchanan Ingersoll . . Filed herewith.
        Professional Corporation as
        to the legality of the
        securities being registered

 23.01  Independent Auditors Consent. . . Filed herewith.

 23.02  Consent of Buchanan Ingerosoll. . Contained in opinion filed as
        Professional Corporation          Exhibit 5.01.


 24.01  Power of Attorney. . . . . . . .  Filed herewith.





                                                             EXHIBIT 5.01

                             April 23, 1997


Board of Directors
SMT Health Services Inc.
10521 Perry Highway
Wexford, PA  15090


Gentlemen:

     We have acted as counsel to SMT Health Services Inc., a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 250,000 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the SMT Health Services Inc. 1996 Employee Stock Option Plan (the "Plan").

     In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, by the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statues and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,


                        BUCHANAN INGERSOLL
                        PROFESSIONAL CORPORATION

                        By: /s/  Ronald Basso





                                                           EXHIBIT NO. 23.01




                     Consent of Independent Auditors


We consent to incorporation by reference in the registration statement on Form S-8 of SMT Health Services Inc. of our report dated January 31, 1997, except as to Note 18 which is as of March 4, 1997, relating to the consolidated balance sheets of SMT Health Services Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of SMT Health
Services Inc.




KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
April 23, 1997